EXHIBIT 10.24

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON CONVERSION HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

NONNEGOTIABLE PROMISSORY NOTE

$____________       Ridgefield, Connecticut
____________

FOR VALUE RECEIVED, the undersigned, GLOBAL MATRECHS, INC., a Delaware corporation (the “Maker”), hereby promises to pay to ABERDEEN AVENUE LLC or registered assigns (the “Payee”), the principal amount at maturity of ____________ dollars ($____________) (the “Redemption Amount”) on or before November 30, 2006 (the “Maturity Date”), or such earlier date as this Note is required to be repaid as provided hereunder. If the Redemption Amount is not paid in full on or before the Maturity Date, than after such time the Redemption Amount shall increase to ____________ dollars ($____________). All payments made hereunder shall be made in immediately available funds by wire transfer.

The following shall constitute an “Event of Default”:

a.	The Maker shall default in the payment of principal or interest on this Note and same shall continue for a period of five (5) business days; or

b.
The Maker shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

c.
A trustee, liquidator or receiver shall be appointed for the Maker or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

d.
Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Maker and shall not be dismissed within thirty (30) days thereafter; or

e.	Except for any judgments, settlements or related litigations or actions disclosed in the Maker’s Annual Report on Form 10-K for the year ended

December 31, 2005, any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Maker or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days; or

f.
Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Maker and, if instituted against the Maker, shall not be dismissed within thirty (30) days after such institution or the Maker shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Payee (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Payee and in the Payee's sole discretion, the Payee may consider all obligations under this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and the Payee may immediately enforce any and all of the Payee's rights and remedies provided herein or any other rights or remedies afforded by law.

Presentment. Except as set forth herein, the Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Payee without in any way affecting the liability of the Maker.

All provisions herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Payee for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the “Maximum Rate”), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Payee shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Maker and Payee with respect to the indebtedness evidenced hereby.

In the event this Note is placed in the hands of an attorney for collection, or if Payee incurs any costs incident to the collection of the indebtedness evidenced hereby, the Maker agrees to pay to Payee an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

Construction; Governing Law. The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

Amendments. Neither this Note nor any of its provisions may be changed, waived or modified without the written consent of both the Maker and the Payee.

Successors. This Note shall be a binding obligation of any successor of the Maker.

IN WITNESS WHEREOF, the Maker, by its appropriate officers thereunto duly authorized, has executed this Note as of this 13th day of July, 2006.

Global Matrechs, Inc.

By:
Name: Michael Sheppard
Title: President
Global Matrechs, Inc.
90 Grove Street, Suite 201
Ridgefield, CT 06877